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Exhibit 5.1

[Letterhead of Debevoise & Plimpton LLP]

September 26, 2011

Emergency Medical Services Corporation
6200 S. Syracuse Way, Suite 200
Greenwood Village, Colorado 80111

Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as special counsel to Emergency Medical Services Corporation, a Delaware corporation (the "Issuer"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-4 filed with the Commission on September 26, 2011 (the "Registration Statement") relating to the proposed offering by the Issuer of $950,000,000 aggregate principal amount of the Issuer's 8.125% Senior Notes due 2019 (the "New Notes"), which are to be registered under the Act pursuant to the Registration Statement, in exchange for an equal principal amount of the Issuer's outstanding 8.125% Senior Notes due 2019 (the "Old Notes").

        The New Notes are to be issued pursuant to the Indenture, dated as of May 25, 2011 (as amended by the First Supplemental Indenture, dated as of May 25, 2011, and the Second Supplemental Indenture, dated as of May 25, 2011, the "Indenture"), among the Issuer, the entities listed on Schedule I hereto (the "Guarantors"), and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee (the "Trustee"). The obligations of the Issuer pursuant to the New Notes are each to be guaranteed by the Guarantors pursuant to and as set forth in the Indenture (such guarantees, collectively, the "Guarantees").

        In rendering the opinions expressed below, (a) we have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Issuer and the Guarantors and such other instruments and certificates of public officials, officers and representatives of the Issuer and the Guarantors and others as we have deemed necessary or appropriate for the purposes of such opinions, (b) we have examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Issuer and the Guarantors and others delivered to us and (c) we have made such investigations of law as we have deemed necessary or appropriate as a basis for such opinions. In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents that we have examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies, (iv) the legal capacity of all natural persons executing documents, (v) the power and authority of the Trustee to enter into and perform its obligations under the Indenture, (vi) the due authorization, execution and delivery of the Indenture by the Trustee, (vii) the enforceability of the Indenture against the Trustee and (viii) the due authentication of the New Notes on behalf of the Trustee in the manner provided in the Indenture.

        Based upon and subject to the foregoing and the qualifications and limitations hereinafter set forth, we are of the opinion that, upon the execution and issuance of the New Notes by the Issuer and authentication of the New Notes by the Trustee in accordance with the Indenture and delivery of the New Notes against exchange therefor of the Old Notes, pursuant to the exchange offer described in the Registration Statement, (1) the New Notes will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, and (2) the Guarantees will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

        Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting enforcement of creditors' rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) concepts of good faith, reasonableness and fair dealing, and standards of materiality.

        The opinions expressed herein are limited to the laws of the State of New York as currently in effect, and we do not express any opinion herein concerning any other laws. In rendering the opinions herein, we have relied on all matters relating to the laws of: (a) Alabama, on the opinion of Cabaniss, Johnston, Gardner, Dumas & O'Neal LLP; (b) Arizona, Illinois and Missouri, on the opinion of Bryan Cave LLP; (c) California and Colorado, on the opinion of Holme Roberts & Owen LLP; (d) Connecticut, Florida, Georgia, Massachusetts, Pennsylvania and Texas, on the opinion of Greenberg Traurig, LLP; (e) Delaware, on the opinion of Richards, Layton & Finger, P.A.; (f) Hawaii, on the opinion of Goodsill Anderson Quinn & Stifel LLP; (g) Indiana, on the opinion of Stewart & Irwin, P.C.; (h) Maryland and Virginia, on the opinion of Epstein Becker & Green, P.C.; (i) Michigan and Wisconsin, on the opinion of Foley Lardner LLP; (j) Nevada, on the opinion of Brownstein Hyatt Farber Schreck, LLP; (k) Ohio, on the opinion of Dinsmore & Shohl LLP; and (l) Oregon, on the opinion of Stoel Rives LLP.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Validity of the Notes" in the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Debevoise & Plimpton LLP

Schedule 1

A1 Leasing, Inc.
Abbott Ambulance, Inc.
Access 2 Care, LLC
Adam Transportation Service, Inc.
Affilion, Inc.
Air Ambulance Specialists, Inc.
Ambulance Acquisition, Inc.
American Emergency Physicians Management, Inc.
American Investment Enterprises, Inc.
American Medical Pathways, Inc.
American Medical Response Ambulance Service, Inc.
American Medical Response Delaware Valley, LLC
American Medical Response Holdings, Inc.
American Medical Response Management, Inc.
American Medical Response Mid-Atlantic, Inc.
American Medical Response Northwest, Inc.
American Medical Response of Colorado, Inc.
American Medical Response of Connecticut, Incorporated
American Medical Response of Georgia, Inc.
American Medical Response of Illinois, Inc.
American Medical Response of Inland Empire
American Medical Response of Massachusetts, Inc.
American Medical Response of North Carolina, Inc.
American Medical Response of Oklahoma, Inc.
American Medical Response of South Carolina, Inc.
American Medical Response of Southern California
American Medical Response of Tennessee, Inc.
American Medical Response of Texas, Inc.
American Medical Response West
American Medical Response, Inc.
AMR Brockton, L.L.C.
AMR HoldCo, Inc.
Apex Acquisition LLC
Arizona Oasis Acquisition, Inc.
Associated Ambulance Service, Inc.
Atlantic Ambulance Services Acquisition, Inc.
Atlantic/Key West Ambulance, Inc.
Atlantic/Palm Beach Ambulance, Inc.
BestPractices, Inc.
Blythe Ambulance Service
Broward Ambulance, Inc.
Clinical Partners Management Company, LLC
Desert Valley Medical Transport, Inc.
EHR Management Co.
EmCare Anesthesia Providers, Inc.
EmCare HoldCo, Inc.
EmCare Holdings, Inc.
EmCare of California, Inc.
EmCare Physician Providers, Inc.
EmCare Physician Services, Inc.
EmCare, Inc.
Emergency Medical Services LP Corporation

Emergency Medicine Education Systems, Inc.
EMS Management LLC
EMS Offshore Medical Services, LLC
EverRad, LLC
Five Counties Ambulance Service, Inc.
Florida Emergency Partners, Inc.
Fountain Ambulance Service, Inc.
Gold Coast Ambulance Service
Hank's Acquisition Corp.
Healthcare Administrative Services, Inc.
Hemet Valley Ambulance Service, Inc.
Herren Enterprise, Inc.
Holiday Acquisition Company, Inc.
International Life Support, Inc.
Kutz Ambulance Service, Inc.
LifeCare Ambulance Service, Inc.
LifeFleet Southeast, Inc.
MedAssociates, LLC
Medevac Medical Response, Inc.
Medevac MidAmerica, Inc.
Medic One Ambulance Services, Inc.
Medic One of Cobb, Inc.
Medi-Car Ambulance Service, Inc.
Medi-Car Systems, Inc.
MedicWest Ambulance, Inc.
MedicWest Holdings, Inc.
MedLife Emergency Medical Service, Inc.
Mercy Ambulance of Evansville, Inc.
Mercy Life Care
Mercy, Inc.
Metro Ambulance Service (Rural), Inc.
Metro Ambulance Service, Inc.
Metro Ambulance Services, Inc.
Metropolitan Ambulance Service
Midwest Ambulance Management Company
Mission Care of Illinois, LLC
Mission Care of Missouri, LLC
Mission Care Services, LLC
Mobile Medic Ambulance Service, Inc.
MSO Newco, LLC
Nevada Red Rock Ambulance, Inc.
Nevada Red Rock Holdings, Inc.
Northwood Anesthesia Associates, L.L.C.
Paramed, Inc.
Park Ambulance Service Inc.
Physician Account Management, Inc.
Physicians & Surgeons Ambulance Service, Inc.
Pinnacle Consultants Mid-Atlantic, L.L.C.
ProvidaCare, L.L.C.
Provider Account Management, Inc.
Puckett Ambulance Service, Inc.
Radiology Staffing Solutions, Inc.
Radstaffing Management Solutions, Inc.
Randle Eastern Ambulance Service, Inc.

Regional Emergency Services, L.P.
Reimbursement Technologies, Inc.
River Medical Incorporated
Seawall Acquisition, LLC
Seminole County Ambulance, Inc.
Springs Ambulance Service, Inc.
STAT Healthcare, Inc.
Sun Devil Acquisition LLC
Sunrise Handicap Transport Corp.
TEK Ambulance, Inc.
Templeton Readings, LLC
Tidewater Ambulance Service, Inc.
Troup County Emergency Medical Services, Inc.
V.I.P. Professional Services, Inc.

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  Exhibit 5.1